UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2024

Tilray Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38594	82-4310622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Talbot Street West, Leamington, Ontario, Canada, N8H 4H3
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (844) 845-7291

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TLRY	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec. 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec. 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On April 30, 2024, Tilray Brands, Inc., a Delaware corporation (“Tilray”), entered into an assignment and assumption agreement (the “Assignment and Assumption Agreement”) with Double Diamond Holdings Ltd. (“DDH”), an Ontario corporation, pursuant to which, among other things, Tilray acquired from DDH a promissory note in the amount of USD$10,883,496 (the “Note”) payable by 1974568 Ontario Limited (“Aphria Diamond”). DDH is a joint venturer with Aphria Inc., Tilray’s direct and wholly-owned subsidiary, in Aphria Diamond.

As consideration for the Note, Tilray issued 6,148,868 shares of its common stock, par value $0.0001 per share (the “Consideration Shares”), to DDH.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Form 8-K is incorporated into this Item 3.02 by reference.

The Consideration Shares were issued in reliance on the exemption provided by Regulation S (“Regulation S”) of the Securities Act of 1933, as amended (the “Securities Act”), which permits offers or sales of securities by Tilray outside of the United States that are not made to “U.S. Persons” or for the account or benefit of a “U.S. Person”, as that term is defined in Rule 902 of Regulation S.

No underwriter participated in the offer and sale of the Consideration Shares, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

5.1	Opinion of DLA Piper LLP (US).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILRAY, INC.

Dated: May 1, 2024	By:	/s/ Mitchell Gendel
Mitchell Gendel
Global General Counsel